Exhibit 10.1

FIRST AMENDMENT

TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 21, 2011 (the “Effective Date”), is entered into by and among Manhattan Bancorp, a California corporation (the “Borrower”), the lenders party to the Agreement (as defined below) (the “Lenders”) and Carpenter Fund Management Company, LLC, a Delaware limited liability company, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of July 25, 2011 (the “Agreement”), pursuant to which the Lenders have extended and made available to the Borrower certain advances of money under a credit facility in the principal amount of up to Seven Million Dollars ($7,000,000);

WHEREAS, concurrently with the execution of this Amendment, the Borrower is entering into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Carpenter Fund Manager GP, LLC, a Delaware limited liability company, Bank of Manhattan, N.A., a national banking association (“Manhattan”), CGB Holdings, Inc., a Delaware corporation, and Professional Business Bank, a California chartered commercial bank (“PBB”), that provides for, among other things, the merger of PBB with and into Manhattan; and

WHEREAS, the parties hereto find it necessary and desirable to make certain changes to the Agreement as more particularly described herein.

NOW THEREFORE, in consideration of the foregoing premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                       Definitions.  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such capitalized terms in the Agreement.

2.                                       Amendments Effective as of the Effective Date.  The following amendments to the Agreement shall be effective as of the Effective Date:

(i)                                     The following is hereby added as Section 1.04 of the Agreement:

“SECTION 1.04.           Superseding Provisions.  Notwithstanding anything to the contrary in this Agreement, the negotiation, execution and delivery of the Merger Agreement (including any and all agreements and instruments related thereto), and the consummation of the transactions contemplated thereby, are expressly permitted under this Agreement and the other Loan Documents and shall not be deemed to implicate, conflict with, violate or constitute a breach under any provisions of this Agreement or the other Loan Documents.”

(ii)                                  The reference in Section 6.01(i) of the Agreement to “$18,000,000” is hereby deleted and replaced with “$16,000,000.”

3.                                       Amendments Effective as of the Closing of the Merger.  The following amendments to the Agreement shall be effective as of the Closing Date (as defined in the Merger Agreement):

(i)                                     All references in the Agreement to “Stock Pledge Agreement” and “Stock Pledge and Security Agreement” are hereby deleted in their entirety.

(ii)                                  Section 2.13 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“SECTION 2.13.           Collateral.  All Borrowings and Loans shall be unsecured.”

(iii)                               Section 5.05 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“SECTION 5.05.           Intentionally Omitted.”

(iv)                              Section 5.06 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“SECTION 5.06.           Intentionally Omitted.”

(v)                                 Section 5.07 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“SECTION 5.07.           Intentionally Omitted.”

(vi)                              Section 6.08 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“SECTION 6.08.           Limitation on Leases.  The Borrower will not, and will not permit any Subsidiary to acquire ownership of any real property, or permit the amount paid by it for lease obligations under operating leases to which the Borrower or any Subsidiary is a party (including any such leases entered into in connection with the sale leaseback transactions) for any fiscal year of the Borrower to exceed $200,000; provided, however, that the foregoing limitation shall not apply to any real property acquired by, or lease obligations assumed by, the Borrower in connection with the Merger.”

(vii)                           Section 6.11 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“SECTION 6.11.           Intentionally Omitted.”

4.                                       Termination of Stock Pledge Agreement.  Effective as of the Closing Date (as defined in the Merger Agreement), the Stock Pledge Agreement shall be terminated, and the Pledged Collateral (as defined in the Stock Pledge Agreement) shall be released at such time, including, within three (3) days following the Closing Date, (i) the delivery to the Borrower by the Administrative Agent of the original Pledged Shares (as defined in the Stock Pledge Agreement) and original stock power(s) related thereto and (ii) the delivery to the Borrower by the Administrative Agent of evidence of termination of any and all UCC-1 Financing Statements of record as against Borrower in respect of the Pledged Collateral.

5.                                       Terms of Agreement.  Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

6.                                       Conflicting Terms.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

7.                                       Severability.  Any provision of this Amendment that is held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

8.                                       Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and permitted assigns, except as limited by applicable law and/or by the terms of the Agreement.

9.                                       Headings.  The headings in this Amendment are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

10.                                 Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

11.                                 Integration.  This Amendment (and all Exhibits attached hereto, which are hereby incorporated by reference in this Amendment) and the Agreement, as modified hereby, constitute the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, oral or written, among the parties concerning the subject matter hereof.  No term of this Amendment shall be amended, supplemented, modified or waived except by a writing signed by the parties hereto.

12.                                 Construction.  Each party to this Amendment has reviewed and participated in the formulation of the components of this Amendment.  Accordingly, this Amendment shall be construed simply according to its fair meaning and not strictly for or against any party.

13.                                 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

MANHATTAN BANCORP, as Borrower

By:	/s/ Jerry L. Robinson
Name:	Jerry L. Robinson
Title:	President and Chief Executive officer

CARPENTER FUND MANAGEMENT
COMPANY, LLC, as Administrative Agent

By:	/s/ James B. Jones
Name:	James B. Jones
Title:	Managing Member

CARPENTER COMMUNITY BANCFUND, L.P., as Lender

By:	/s/ James B. Jones
Name:	James B. Jones
Title:	Managing Member

CARPENTER COMMUNITY BANCFUND-A, L.P., as Lender

By:	/s/ James B. Jones
Name:	James B. Jones
Title:	Managing Member